UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      May 17, 2016

Bar Harbor Bankshares

(Exact Name of Registrant as Specified in Its Charter)

Maine

(State or Other Jurisdiction of Incorporation)

001-13349

01-0393663

(Commission File Number)

(IRS Employer Identification No.)

               P.O. Box 400

Main Street, Bar Harbor, ME

04609-0400

(Address of Principal Executive Offices)

(Zip Code)

(207) 288-3314

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events	Page 1
Signatures	Page 1

ITEM 8.01

OTHER EVENTS

Bar Harbor Bankshares (NYSE MKT: BHB) (the “Company”) is pleased to announce that on May 17, 2016, the Company's Board of Directors appointed David B. Woodside as Chair of the Company's Board of Directors. Mr. Woodside was re-elected to the Board of Directors at the Company's Annual Shareholders meeting on May 17, 2016.  Mr. Woodside has been a Director since 2003 and takes over as Board Chair following the previously disclosed retirement of former Board Chair Mr. Peter Dodge.

Mr. Woodside resides in Bar Harbor, Maine. He is CEO and Director of The Acadia Corporation, a locally owned company operating retail shops, a restaurant, and lodging facility on Mount Desert Island. He received his BS degree in Business Administration from the University of Maine in 1974.   He has owned several small businesses in the area and has been employed at The Acadia Corporation since 1976. He has also served on numerous local non-profit boards, the Bar Harbor Town Council, and as past President of the Bar Harbor Rotary Club and Bar Harbor Chamber of Commerce. He served for many years as Vice Chair of the National Park Hospitality Association, representing the diverse companies providing visitor hospitality services in National Parks across the country.  His in-depth knowledge of the retail and hospitality industries both in Maine and across the country provides significant expertise to the board in these important segments of the Maine economy

The Board has determined that Mr. Woodside is an “independent director” in accordance with applicable laws, regulations and NYSE MKT listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 19, 2016

BAR HARBOR BANKSHARES

/s/ Marsha C. Sawyer

Marsha C. Sawyer

Corporate Clerk